Exhibit 99.1

NEWS RELEASE

CONTANGO ORE, INC.

Contango Announces Transition Period Results

FAIRBANKS, AK — (March 14, 2024) — Contango ORE, Inc. (“Contango” or the “Company”) (NYSE American: CTGO) announced today it filed its Form 10-KT for the transition period ended December 31, 2023 with the Securities and Exchange Commission.

On November 14, 2023, the Company’s board of directors approved a change in the Company’s fiscal year end from June 30th to December 31st, effective as of December 31, 2023. This decision was made to better align the Company’s reporting period with the Company’s 30% equity investment in Peak Gold LLC (the “Peak Gold JV”) and its peer companies. As a result, this Form 10-KT is a transition report and includes financial information for the transition period from July 1, 2023, through December 31, 2023. In this transition report on Form 10-KT, we include financial results for the six months ended December 31, 2023, which are audited, compared to the financial results for the six months ended December 31, 2022, which are unaudited.

The Company reported a net loss of $40.8 million or a loss of $4.44 per basic and diluted share for the six-month period ended December 31, 2023, which includes a non-cash expense of $23.4 million related to a loss on mark-to-market derivative contracts that are calculated based on a forward gold price compared to the contracted hedge price. This compares to a net loss of $21.4 million or a loss of $3.15 per basic and diluted share for the six-month period ended December 31, 2022 (unaudited), which included non-cash costs totaling $2.0 million primarily related to share-based compensation expense. The primary reason for the increase in net loss in the 2023 period is due to the Company entering into derivative gold hedging contracts with its lenders in the 2023 period resulting in an unrealized loss on derivative contracts in the amount of $23.4 million. Additionally, the Company incurred increased interest costs related to the funds drawn down on its secured credit facility in the 2023 period as well as increased general and administrative costs related to increased retention and severance payments and insurance costs. These were offset by a reduction in exploration expenses at the Lucky Shot project and a reduction in the loss on the Company’s equity investment in the Peak Gold JV, which relates to pre-production costs for development and construction at the Manh Choh project that is operated by Kinross Gold Corporation (‘Kinross”).

During the six month period ended December 31, 2023, the Company completed the following:

●

All closing conditions related to a Credit and Guaranty Agreement with ING Capital LLC and Macquarie Bank Limited for a senior secured loan facility of up to $70 million, of which $65 million is committed subject to certain conditions, to fund the Company’s portion of the pre-production construction and working capital/operating expenditures for the Manh Choh project;

●

Investment of $34.4 million in the Peak Gold JV for expenditures at the Manh Choh project. The Manh Choh project celebrated the commencement of mining operations with a ground-breaking ceremony on August 29, 2023. Construction to date remains on schedule and on budget, with initial production anticipated in the second half of 2024; and

●	An underwritten public offering for gross proceeds of $30.4 million on July 26, 2023.

Rick Van Nieuwenhuyse, the Company’s President and CEO commented, “At the Manh Choh project, construction is essentially completed, on budget and on schedule for initial production in the second half of 2024. Mining activities are well underway, including the commencement of ore mining and stockpiling. Transportation of ore to Fort Knox, where it will be processed, has commenced and will gradually increase throughout the first half of the year. Modifications to the Fort Knox mill continue to progress on schedule and on budget. Construction of the conveyors and associated buildings are planned for the first quarter of 2024, along with interior piping and mechanical installations. The commissioning and operational readiness team for Kinross is in place and preparing for pre-commissioning activities following the mechanical completion of each area. I am extremely pleased with the progress to date and will continue to provide updates on milestones as we approach commencement of production.”

ABOUT CONTANGO

Contango is a NYSE American listed company that engages in exploration for gold and associated minerals in Alaska. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by an indirect subsidiary of Kinross, operator of the Peak Gold JV. The Company also has a lease on the Lucky Shot project from the underlying owner, Alaska Hardrock Inc. and through its subsidiary has 100% ownership of approximately 8,600 acres of peripheral State of Alaska mining claims. Contango also owns a 100% interest in an additional approximately 145,000 acres of State of Alaska mining claims through its wholly owned subsidiary, which gives Contango the exclusive right to explore and develop minerals on these lands. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s exploration program or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACTS:

Contango ORE, Inc.

Rick Van Nieuwenhuyse

(907) 888-4273

www.contangoore.com